EXHIBIT 23.1

Andrew I. Telsey, P.C. Attorney at Law

12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112

Telephone: 303/768-9221 – Facsimile: 303/768-9224 – E-Mail: aitelsey@cs.com

September 25, 2007

Board of Directors

Northern Ethanol, Inc.

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

Re: Northern Ethanol, Inc.

Form SB-2/A1 Registration Statement and Related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to Amendment No. 1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.